Exhibit 99.1

Repare Therapeutics Enters into Definitive Agreement to be Acquired by XenoTherapeutics, Inc.

- Each shareholder is estimated to receive US$1.82 per share plus one CVR per common share -

- Transaction expected to close in the first quarter of 2026 -

- Additional portfolio monetization efforts continue -

- Company reports 3Q 2025 financial results -

- $112.6 million in cash and cash equivalents and marketable securities as of September 30, 2025, as compared to $109.5 million at June 30, 2025 -

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE) – November 14, 2025 – Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a clinical-stage precision oncology company, today announced that it has entered into a definitive arrangement agreement (the “Arrangement Agreement”) with XenoTherapeutics, Inc. and Xeno Acquisition Corp. (jointly, “Xeno”), a non-profit biotechnology company, pursuant to which Xeno will acquire (the “Transaction”) all of the issued and outstanding common shares of Repare (the “Common Shares”).

Under the terms of the Arrangement Agreement, Repare shareholders will receive a cash payment per Common Share that will be determined based upon Repare’s cash balance at closing of the Transaction (the “Closing”) after deducting certain transaction costs and the aggregate amount of outstanding liabilities (the “Closing Net Cash Amount”). Based on Repare’s current estimates of the Closing Net Cash Amount and the expected timing for Closing, it is currently estimated that each Repare shareholder will receive a cash payment of US$1.82 per Common Share at Closing. In addition, each Repare shareholder will also receive one non-transferable contingent value right (each, a “CVR”) for each Common Share that entitles the holder to receive certain cash payments, including:

i)	100% of certain additional receivables that may be received by Repare within ninety (90) days following the Closing (net of certain permitted deductions incurred in connection therewith);

ii)

A percentage of the net proceeds received from Repare’s existing partnerships with Bristol-Myers Squibb, Debiopharm and DCx Biotherapeutics, as follows: (i) 90% received from the Closing date until the 2nd anniversary thereof, (ii) 85% received from the 2nd anniversary of the Closing date until the 4th anniversary of the Closing date, (iii) 80% received from the 4th anniversary of the Closing date until the 6th anniversary of the Closing date, and (iv) 75% received from the 6th anniversary of the Closing date until the 10th anniversary of the Closing date;

iii)

100% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of Repare’s product candidates and/or intellectual property related to Repare’s RP-1664 program, RP-3500 (Camonsertib) program, or any other license or disposition of Repare’s product candidates or research programs if such license or disposition is entered into prior to the Closing date;

iv)

100% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of Repare’s Polq program, RP-3467, to any person with whom negotiations were initiated prior to the Closing date; and

v)

50% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of Repare’s product candidates and/or intellectual property that occurs within 10 years following the Closing date if such license or disposition is entered into following the Closing date.

As permitted under the Arrangement Agreement, Repare continues to endeavor to license or dispose of its product candidates and/or intellectual property related to its (i) RP-3467 and Polq program, (ii) RP-1664 program, (iii) RP-3500 (Camonsertib) program, and/or (iv) any other of the Company’s product candidates or research programs. Cash proceeds that may be received prior to Closing with respect to any such transaction would increase the estimated Closing Net Cash Amount and, therefore, would also increase the cash payment to be received by Repare shareholders at Closing.

“Following a thorough and wide-ranging strategic review of potential opportunities, partnerships and transactions aimed at maximizing shareholder value, Repare’s Board of Directors has unanimously determined that the Transaction is in the best interests of Repare and its various stakeholders” said Steve Forte, President, Chief Executive Officer and Chief Financial Officer of Repare. “The Transaction provides a cash payment to shareholders and the opportunity for continued participation in milestones and royalties from existing and potential future partnerships. On behalf of the Company, I would like to acknowledge and thank our employees for their dedication and exceptional service.”

Transaction Details

The Transaction will be implemented by way of court-approved plan of arrangement under the Business Corporations Act (Québec) and will require the approval of at least: (i) 66 2⁄3% of the votes cast by Repare shareholders; and (ii) a majority of the votes cast by Repare shareholders excluding votes held by certain “interested parties” required to be excluded pursuant to Multilateral Instrument 61-101, at a special meeting to be held to consider and approve the Transaction (the “Special Meeting”). In addition to shareholder approval, the Transaction is subject to the approval of the Superior Court of Québec and other customary closing conditions. The Transaction is expected to close in the first quarter of 2026.

The Arrangement Agreement provides for customary deal-protection provisions, including a non-solicitation covenant on the part of the Company and a right for Xeno to match any Superior Proposal (as defined in the Arrangement Agreement). The Arrangement Agreement includes a termination fee of US$2.0 million, payable by the Company under certain circumstances, including in connection with the Company’s entry into a definitive agreement with respect to a Superior Proposal. Each of the directors and senior officers of the Company, who currently collectively own approximately 0.25% of the outstanding Common Shares, have entered into support and voting agreements pursuant to which they have agreed to vote all of the securities beneficially owned by them in favor of the Transaction.

Following completion of the Transaction, Repare will become a privately held company, and the Common Shares are expected to be delisted from the Nasdaq Global Select Market. Repare will also apply to cease to be a reporting issuer under Canadian securities laws and to deregister the Common Shares under the United States Securities Exchange Act of 1934, as amended.

Board of Directors and Transaction Committee Recommendations

A transaction committee composed entirely of independent directors of Repare (the “Transaction Committee”) unanimously recommended entering into the Arrangement Agreement to Repare’s Board of Directors (the “Board”). The Board has evaluated the Arrangement Agreement with Repare’s management, legal and financial advisors and, following the receipt and review of the unanimous recommendation from the Transaction Committee and the opinion of the Transaction Committee’s financial advisors, the Board has unanimously approved the Transaction and determined that the Transaction is in the best interest of Repare. The Board will unanimously recommend that shareholders vote in favor of the Transaction at the Special Meeting.

Further information regarding the Transaction will be included in the management proxy statement that will be prepared, filed and mailed to Repare shareholders in advance of the Special Meeting (the “Proxy Statement”). Copies of the Arrangement Agreement and the Proxy Statement will be available under Repare’s profile on SEDAR+ and on EDGAR. The description of the Transaction in this news release does not purport to be complete and is subject to, and qualified in its entirety by reference to, the contents of the Arrangement Agreement. Shareholders are encouraged to carefully review the Proxy Statement when it becomes available.

Advisors

Leerink Partners is acting as the exclusive financial advisor to Repare. Cooley LLP and Stikeman Elliott LLP are acting as legal counsel to Repare. Blake, Cassels & Graydon LLP and Gibson, Dunn & Crutcher LLP are acting as legal counsel to Xeno. XOMA Royalty is acting as structuring agent and providing funding to Xeno. RBC Capital Markets, LLC is acting as financial advisor to XOMA Royalty.

Third Quarter 2025 Portfolio Update:

•	RP-3467: Pol𝚹 ATPase inhibitor

•

As a result of the definitive agreement, Repare will no longer be reporting initial topline safety, tolerability and early efficacy data from the POLAR trial in monotherapy and in combination with Olaparib.

•	RP-1664: First-in-class, oral selective PLK4 Inhibitor

•

The Company recently presented positive initial topline safety, tolerability and early efficacy data from its Phase 1 LIONS clinical trial, evaluating RP-1664 as a monotherapy in adult and adolescent patients with TRIM37-high solid tumors at the 37th AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics. The encouraging tolerability and efficacy data support the use of RP-1664 as a monotherapy in molecularly selected tumor specific cohorts and support further investigation of PLK4 inhibition as a therapeutic modality, especially among less pretreated patients.

Third Quarter 2025 Financial Results

•	Cash, cash equivalents and marketable securities: Cash, cash equivalents and marketable securities as of September 30, 2025 were $112.6 million, as compared to $109.5 million as of June 30, 2025.

•

Revenue from collaboration agreements: Revenue from collaboration agreements were $11.6 million and $11.9 million for the three and nine months ended September 30, 2025, respectively, as compared to nil and $53.5 million for three and nine months ended September 30, 2024.

•

Research and development expense, net of tax credits (Net R&D): Net R&D expenses were $7.5 million and $42.1 million for the three and nine months ended September 30, 2025, respectively, as compared to $28.4 million and $91.5 million for the three and nine months ended September 30, 2024.

•

General and administrative (G&A) expenses: G&A expenses were $4.5 million and $18.2 million for the three and nine months ended September 30, 2025, respectively, compared to $6.4 million and $23.4 million for the three and nine months ended September 30, 2024.

•

Net income (loss): Net income of $3.3 million, or $0.08 diluted per share, and net loss of $43.5 million, or $1.02 per share, in the three and nine months ended September 30, 2025, respectively, compared to net loss of $34.4 million, or $0.81 per share, and net loss of $56.0 million, or $1.32 per share, in the three and nine months ended September 30, 2024, respectively.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare Therapeutics has developed highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s clinical-stage pipeline includes RP-3467, a Phase 1 Polq ATPase inhibitor; and RP-1664, a Phase 1 PLK4 inhibitor. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable securities laws in Canada. All statements in this news release other than statements of historical facts are forward-looking statements and forward-looking information. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this news release include, but are not limited to, statements regarding: the proposed timing and completion of the Transaction; the amounts payable under the Transaction and pursuant to the CVRs; the timing and receipt of shareholder approval and court approval of the Transaction; the satisfaction of the conditions to the completion of the Transaction; the Company’s plans or ability to enter into, or complete, any potential transactions to license or dispose of its product candidates and/or intellectual property related to its (i) RP-3467 and Polq program, (ii) RP-1664 program, (iii) RP-3500 (Camonsertib) program, and/or (iv) other product candidates and research programs; and the design, objectives, initiation, timing, progress and results of current and future clinical trials of the Company’s product candidates; and any other statements that are not statements of historical fact. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this news release. Each of these forward-looking statements involves risks and uncertainties, many of which are outside of the control of Repare, that could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including the consummation of the Transaction and the anticipated benefits thereof. Many factors may cause differences between current expectations and actual results, including: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required shareholder and court approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted by or against the Company, Xeno, XOMA Royalty or their respective directors or officers, including the effects of any outcomes related thereto; (iii) significant transaction costs and unknown liabilities associated with the Transaction; and (iv) the risks and uncertainties that will be described in the Proxy Statement which will be available on the Company’s EDGAR and SEDAR+ profiles. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties related to the Transaction.

Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this news release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Autorité des Marchés Financiers (Quebec) (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Additional Information and Where to Find It

The Company intends to file the Proxy Statement with the SEC and furnish it to its shareholders, as along with other relevant documents concerning the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information about the proposed transactions. A definitive version of the Proxy Statement will be sent to the shareholders of the Company seeking any required shareholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the Proxy Statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (857) 412-7018, by submitting a contact form on the Company’s website at https://www.reparerx.com/contact/, or by going to the Company’s Investor Relations page on its website at https://ir.reparerx.com/investor-relations and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common shares is set forth in the Company’s annual report on Form 10-K filed with the SEC on March 3, 2025 and the Company’s annual meeting proxy statement on Schedule 14A filed with the SEC on April 29, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Repare Therapeutics Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands of U.S. dollars, except share data)

	As of September 30,	As of December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,825	$84,717
Marketable securities	39,779	68,074
Income tax receivable	1,802	10,600
Other current receivables	6,487	1,746
Prepaid expenses	3,533	6,012

Total current assets	124,426	171,149
Property and equipment, net	—	2,294
Operating lease right-of-use assets	—	1,924
Income tax receivable	—	960
Investment in equity securities	1,721	—
Other assets	600	179

TOTAL ASSETS	$126,747	$176,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,334	$3,623
Accrued expenses and other current liabilities	9,944	19,819
Operating lease liability, current portion	342	1,845

Total current liabilities	11,620	25,287
Operating lease liability, net of current portion	—	88

TOTAL LIABILITIES	11,620	25,375

SHAREHOLDERS’ EQUITY
Preferred shares, no par value per share; unlimited shares authorized as of September 30, 2025 and December 31, 2024; 0 shares issued and outstanding as of September 30, 2025, and December 31, 2024	—	—
Common shares, no par value per share; unlimited shares authorized as of September 30, 2025 and December 31, 2024; 42,985,755 and 42,510,708 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	490,487	486,674
Warrants	60	10
Additional paid-in capital	85,893	82,191
Accumulated other comprehensive income	14	54
Accumulated deficit	(461,327)	(417,798)

Total shareholders’ equity	115,127	151,131

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$126,747	$176,506

Repare Therapeutics Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Collaboration agreements	$11,620	$—	$11,870	$53,477
Operating expenses:
Research and development, net of tax credits	7,502	28,401	42,055	91,446
General and administrative	4,548	6,444	18,229	23,379
Restructuring	1,826	1,527	8,475	1,527

Total operating expenses	13,876	36,372	68,759	116,352

Gain on sale of technology and other assets	130	—	5,796	—
Gain on termination of collaboration agreement	3,257	—	3,257	—

Income (loss) from operations	1,131	(36,372)	(47,836)	(62,875)

Other income, net
Realized and unrealized (loss) gain on foreign exchange	(41)	(19)	23	18
Interest income	2,224	2,512	4,998	8,374
Other income (expense), net	89	(42)	49	(95)

Total other income, net	2,272	2,451	5,070	8,297

Income (loss) before income taxes	3,403	(33,921)	(42,766)	(54,578)
Income tax expense	(145)	(485)	(763)	(1,440)

Net income (loss)	$3,258	$(34,406)	$(43,529)	$(56,018)

Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale marketable securities	$22	$274	$(40)	$112

Total other comprehensive income (loss)	22	274	(40)	112

Comprehensive income (loss)	$3,280	$(34,132)	$(43,569)	$(55,906)

Net income (loss) per share attributable to common shareholders:
Basic	$0.08	$(0.81)	$(1.02)	$(1.32)
Diluted	$0.08	$(0.81)	$(1.02)	$(1.32)
Weighted-average common shares outstanding:
Basic	42,965,529	42,452,617	42,827,767	42,377,635
Diluted	43,051,934	42,452,617	42,827,767	42,377,635

Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investor@reparerx.com